Exhibit 99.1

ANNOUNCEMENT

July 13, 2020

Merriam, Kansas

Seaboard Corporation (NYSE AMERICAN: SEB), today issued the following statement:

“It is with a heavy heart that we announce the sudden passing of Steven J. Bresky, President, CEO and Chairman of the Board of Seaboard.  The entire Seaboard family mourns this loss.  On behalf of our Board of Directors, management team and employees, we extend our deepest sympathies to Steve’s wife, Ellen, and children, Elizabeth and Jack.

Steve was the third generation Bresky to lead Seaboard in its 102-year history and was appointed as President, CEO and Chairman of the Board in 2006.  Steve led and grew the company substantially to where Seaboard is today.  His exceptional work ethic, long term commitment to Seaboard’s partners and businesses, mandate that the company produce quality products, and unwavering desire to always do the right thing were integral to the company’s success and made him truly one of a kind.  He built and nurtured an able and long-tenured management team.  Steve’s children, Jack and Elizabeth, and Steve’s nephew David Steinbrink, are proud members of the Seaboard team.

Seaboard’s Board of Directors expects to name a successor President/CEO in the near future.”